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                                                                     EXHIBIT 4.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CENTURY BUSINESS SERVICES, INC.


         Century Business Services, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the present name of the Corporation is Century Business Services, Inc. The Corporation was originally incorporated under the name "Stout Associates, Inc." and its original certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 16, 1987.

         SECOND: That at a meeting of the Board of Directors of the Corporation held on July 31, 2000, resolutions were duly adopted setting forth a proposed amended and restated certificate of incorporation of the Corporation (the "Amended and Restated Certificate of Incorporation").

         THIRD: That this Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as the same heretofore has been amended, supplemented, and/or restated (the "Certificate of Incorporation"), and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

         FOURTH: That the text of the Certificate of Incorporation is hereby restated and integrated to read in its entirety as follows:

                                   ARTICLE ONE

         The name of the Corporation is:

                  Century Business Services, Inc.

                                   ARTICLE TWO

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE THREE

         The nature of the businesses (or purposes to be conducted or promoted is:

         To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act, and in general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

                                  ARTICLE FOUR

The total number of shares of all classes of stock which this Corporation shall have authority to issue is 250,000,000 shares, consisting of 250,000,000 shares of Common Stock, par value $ 0.01 per share. The aggregate par value of all the shares of all classes of stock which this Corporation has authority to issue is $2,500,000.00.

The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as


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the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

                                  ARTICLE FIVE

         Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

                  (a) to adopt, amend or repeal the Bylaws of the Corporation;

                  (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                  (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (d)      to designate one or more committees;

                  (e) to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon;

                  (f) to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the Act, as amended from time to time; and

                  (g) to determine from time to time whether and to what extent,


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                           and at what times and places and under what
                           conditions and regulations, the accounts and books of the corporation or any of them, shall be opened to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the shareholders.

                                   ARTICLE SIX

         The Board of Directors of the Corporation shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in the Bylaws. The directors shall be classified into three classes, with each class as nearly equal in number as possible, in the manner specified in the Bylaws. At the first annual meeting of shareholders, members of the first class shall be elected for a one-year term, members of the second class shall be elected for a two-year term, and members of the third class shall be elected for a three-year term. At each annual meeting of shareholders after the first annual meeting, the successors to the class of directors whose terms expire at that meeting shall be elected for a three-year term.

                                  ARTICLE SEVEN

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Act, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this Corporation, as the case may be, and also on this Corporation.


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                                  ARTICLE EIGHT

         To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

                  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or

                  (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE NINE

         The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

                                   ARTICLE TEN

         Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the shareholders at a meeting of shareholders duly convened at which there is a quorum present shall be deemed approved


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upon an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation. Written ballots shall not be required for the election of directors.

                                 ARTICLE ELEVEN

         In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the shareholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and acknowledged this 7th day of August, 2000.

                                         /s/ Jerome P. Grisko, Jr.
                                    ----------------------------------------
                                    Name:    Jerome P. Grisko, Jr.
                                    Title:   President



                                    ATTEST:

                                         /s/ Barbara A. Rutigliano
                                    ----------------------------------------
                                    Name:    Barbara A. Rutigliano
                                    Title:   Corporate Secretary



(Corporate Seal)


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